UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On December 4 and 5, 2012, Sucampo Pharmaceuticals, Inc. (the “Company”) will make a corporate update presentation with one-on-one meetings with investors in Boston, MA that will include written communication comprised of slides.

The information in this Item 7.01 and Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events.

The Company announced today that the U.S. Food and Drug Administration (“FDA”) has extended the Prescription Drug User Fee Act (“PDUFA”) goal date for the Agency’s priority review of the supplemental new drug application filing seeking approval for an additional indication for lubiprostone for the treatment of opioid-induced constipation in patients with chronic, non-cancer pain. Sucampo was notified that its November 16, 2012 submission of FDA-requested –supporting analyses has been designated as a major amendment to the application. Since the receipt date of this additional information is within three months of the PDUFA date, the FDA has decided to extend the goal date by three months to provide time for a full review of the submission. The extended user fee goal date is late April, 2013. No new clinical trials or studies have been requested by the FDA.

The information in this Item 8.01 and Exhibit 99.2 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

	99.1	The corporate update presentation slides dated December 4-5, 2012.
	99.2	Press Release issued by the registrant on November 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	November 30, 2012	By:	/s/ Thomas J. Knapp
			Name:	Thomas J. Knapp
			Title:	EVP, Chief Legal Officer and Corporate Secretary